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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-122208 on Form S-1 of our report dated March 22, 2005 (November 29, 2005 as to Note 15) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" and an explanatory paragraph relating to the restatements described in Note 15), relating to the consolidated financial statements of Great Wolf Resorts, Inc. and subsidiaries and the combined financial statements of Great Lakes Predecessor appearing in the Annual Report on Form 10-K/A of Great Wolf Reports, Inc. for the year ended December 31, 2004 and to the reference to us under the headings "Summary Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP


Milwaukee, WI
December 22, 2005